UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2010, Jarden Corporation (the “Company” or “Jarden”) entered into Amendment No. 14 to its Credit Agreement (as defined below) and Amendment No. 6 to Pledge and Security Agreement (as defined below) (the “Credit Agreement Amendment”) amending certain provisions of (i) the Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers party thereto from time to time, Deutsche Bank AG New York Branch (“DBNY”), as administrative agent for the lenders and letter of credit issuers, Citicorp USA, Inc., as syndication agent for the lenders and letter of credit issuers and Bank of America, N.A., PNC Bank, N.A. (as successor to National City Bank of Indiana) and SunTrust Bank, as co-documentation agents for the lenders and letter of credit issuers, and (ii) the Pledge and Security Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Company and each of its subsidiaries from time to time party thereto and DBNY.

Pursuant to the terms of the Credit Agreement Amendment or in connection therewith (i) Barclays Bank PLC was appointed Administrative Agent, Swing Line Lender and Foreign Currency Fronting Lender, and DBNY was appointed Syndication Agent; (ii) certain of the Term Loan B1, Term Loan B2 and Term Loan B3 lenders collectively extended the maturity of $358,265,750 of the aggregate principal amount of their term loans outstanding thereunder for three years through January 26, 2015, by converting such term loans into a new Term Loan B5; (iii) the Company extended the maturity date with respect to revolving loans by three years through January 26, 2015, and increased the revolving credit facility from $100,000,000 to $150,000,000; (iv) the Company would be permitted to request one or more facilities increases to increase the maximum principal amount of the term loans and revolving credit commitments outstanding thereunder by up to an additional $500,000,000 in the aggregate, provided, that the revolving credit commitments shall not be increased by more than $100,000,000; and (v) certain other agreements, obligations, covenants, representations and warranties of the parties thereto have been amended, modified and/or supplemented. The base rate loan and eurodollar rate loan margins with respect to Term Loan B1, Term Loan B2 and Term Loan B3 loans that were converted into new Term Loan B5 will be increased to 2.25% and 3.25% respectively. The maturity date and interest margins with respect to remaining portions of loans under Term Loan B1, Term Loan B2 and Term Loan B3 will remain unchanged.

In connection with the execution of the Credit Agreement Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Credit Agreement Amendment and agreed that the terms of the Credit Agreement Amendment shall not affect in any way its obligations and liabilities under any loan document by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

A copy of the Credit Agreement Amendment and Consent, Agreement and Affirmation of Guaranty are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The foregoing summary description of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Credit

Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty, copies of which are attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K, which discussion is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 14 to Credit Agreement and Amendment No. 6 to Pledge and Security Agreement, dated as of August 26, 2010, among Jarden Corporation, Deutsche Bank AG New York Branch, as administrative agent, Citicorp USA, Inc., as syndication agent, and each incremental lender or other party identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2010

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Amendment No. 14 to Credit Agreement and Amendment No. 6 to Pledge and Security Agreement, dated as of August 26, 2010, among Jarden Corporation, Deutsche Bank AG New York Branch, as administrative agent, Citicorp USA, Inc., as syndication agent, and each incremental lender or other party identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.